Exhibit 99.1

TELETOUCH

TELETOUCH ANNOUNCES AUDIT OPINION ON GOING CONCERN QUALIFICATION

AS DISCLOSED IN CURRENT FORM 10-K FILING; RECEIVES AMEX NON-

COMPLIANCE NOTIFICATION LETTER

TYLER, Texas (December 13, 2005)—Teletouch Communications, Inc. (AMEX:TLL) today announced that in compliance with the AMEX Company Guide Rule 610(b) requiring a public announcement of the receipt of an audit opinion that contains a going-concern qualification, the Company’s consolidated financial statements for the fiscal year ended May 31, 2005, included in its Form 10-K filing with the Securities and Exchange Commission, contained a going-concern qualification from its auditors. This announcement does not reflect any change or amendment to the financial statements as filed. The Company’s independent certified public accountants, BDO Seidman, LLP, issued such a going-concern qualification, based on the Company’s “recurring losses from operations, plans to sell substantially all of the assets of its core businesses” and that the Company “will require additional financing to acquire a profitable business and achieve profitability to generate sufficient cash flows to support the current corporate overhead structure.”

AMEX Non-Compliance Notification

On December 9, 2005, the AMEX Listing Qualifications staff notified the Company that after a review of the Company’s Form 10-K for the fiscal year ended May 31, 2005 and Form 10-Q for the period ended August 31, 2005, it was no longer in compliance with Section 1003(a)(ii) of the AMEX Company Guide, since the Company reported shareholder’s equity of less than $4,000,000, and has had losses from continuing operations in three of its four most recent fiscal years. The AMEX staff invited the Company to submit a plan of compliance addressing the continued listing deficiency by no later than January 9, 2006. The Company plans to make a timely submission to the AMEX staff in which it will outline the timeframe within which the Company intends to cure the listing deficiency and to regain its compliance with the AMEX continued listing requirements.

In the event the AMEX staff accepts the Company’s plan for compliance, the Company’s stock will continue trading on the AMEX for the duration of the compliance period. In the event the AMEX staff does not accept the Company’s plan of compliance, the AMEX staff has indicated that it will initiate delisting proceedings. There is no assurance that the AMEX staff will accept the Company’s plan of compliance or that, even if such plan is accepted, the Company will be able to implement the plan within the prescribed timeframe.

The Company may appeal a staff determination to initiate such proceedings and seek a hearing before an AMEX panel. The time and place of such a hearing will be determined by the Panel. If the Panel does not grant the relief sought by the Company, its securities could be de-listed from the AMEX and may continue to be listed on the Pink Sheets trading system. The Company may also apply for a listing on the NASDAQ OTC Bulletin Board Market while current in its public reporting.

Within five days of this AMEX listing deficiency notification, the Company’s stock trading symbol will become subject to the indicator “.BC” to denote its noncompliance. The trading symbol will bear this indicator until the Company regains its compliance with the AMEX continued listing requirements.

About Teletouch

Teletouch offers telemetry and GPS-location based mobile asset monitoring, cellular, two-way radio communications and wireless messaging services throughout the United States. Teletouch’s common stock is traded on the American Stock Exchange under stock symbol: TLL. Additional business and financial information on Teletouch is available at www.Teletouch.com.

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All statements in this news release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under the caption “Additional Factors That May Affect Our Business” in the Company’s most recent Form 10-K and 10-Q filings, and amendments thereto. In addition, we operate in a highly competitive and rapidly changing environment, and new risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statement

Press & Investors Contact:

Teletouch Communications, Inc.

Thomas A. “Kip” Hyde, Jr.

Chief Executive Officer

Direct: 817-654-6225

khyde@teletouch.com